Exhibit 5.1

McW. Todman & Co Barristers and Solicitors Commissioner for Oaths | Notaries Public Trade Marks & Patents Agents | Corporate Services	Founder: Dr. McW. Todman, CBE., Q.C (1923 -1996)

Our Ref: NSJ/DP/LP/201224

Email: nstjean@mctodman.com

26 December 2024

Lytus Technologies Holdings PTV. Ltd.

Business Centre 1 , M Floor

The Meydan Hotel

Nad Al Sheba , Dubai, UAE

Dear Sirs,

Re:	LYTUS TECHNOLOGIES HOLDINGS PTV. LTD. BC# 2033207 (the “Company”)

We have acted as special counsel to LYTUS TECHNOLOGIES HOLDINGS PTV. LTD., a British Virgin Islands corporation (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on December 23 2024 relating to (1) the offer and sale, from time to time, of up to US$ 75,000,000 Common Shares of US$0.01 par value per share of the Company (the “Common Shares”), preferred shares (if designated and issued) (the “Preferred Shares”), debt securities (the “Debt Securities”), warrants to purchase Common Shares (the “Warrants”), subscription rights (the “Rights”), and a combination of such securities, separately or as units (the “Units”) in one or more offerings, as described in the Registration Statement and (2) the offer and sale by Mast Hill Fund, L.P. (“Mast Hill”) and FirstFire Global Opportunities Fund, LLC (“FirstFire”, and together with Mast Hill, the “Selling Shareholders”) from time to time of up to an aggregate 1,429,480 of our Common Shares in connection with (i) the conversion of certain senior secured promissory notes (the “Notes”) for 1,177,778 Common Shares (the “Conversion Shares”), (ii) 237,416 Common Shares issuable upon exercise of certain warrants (the “Third Tranche Warrants”) to purchase common shares (the “Third Tranche Warrant Shares”), and (iii) 14,286 Common Shares (the “Commitment Shares”) pursuant to a securities purchase agreement dated December 23, 2024 (the “Securities Purchase Agreement”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, (a) the Memorandum and Articles of Association of the Company, (b) certain resolutions adopted by the board of directors (the “Board”) of the Company such other documents as we deem necessary for issuing this opinion.

McNamara Chambers, 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands

Tel: + 1-284 2810, 284-3810, Fax: +1-284-494-4957, 284-494-7040 Email: mail@mctodman.com Web: www.mctodman.com

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As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the British Virgin Islands which are in force on the date of this opinion letter. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

(a). All original documents are authentic, that all signatures and seals are genuine, that all documents purporting to be sealed have been so sealed, that all copies are complete and conform to their original and that the Registration Statement, and prospectus contained therein, conforms in every material respect to the latest drafts of the same produced to us and that where documents have been provided to us in successive drafts marked-up to indicate changes to such documents all such changes have been so indicated.

(b). The copies of the Company Records are complete and constitute a complete and accurate record of the business transacted and resolutions adopted by the Company and all matters required by law.

(c). The Director’s Resolutions remain in full force and effect and have not been revoked, rescinded or varied. (d).There is nothing under any law (other than the laws of the British Virgin Islands) which would or might affect the opinions herein.

(e). In each case, except as otherwise set forth in any applicable amendment and/or supplement to the Registration Statement or prospectus supplement:

a. any Common Shares and Preferred Shares will be issued by the Company under and in accordance with the Memorandum and Articles, as amended from time to time;

b. any Debt Securities which may be convertible into or exchangeable for Common Shares or Preferred Shares or other debt securities will be issued by the Company as set out in one or more indentures (“Indentures”) to be made between the Company and a trustee named in the relevant indenture;

McNamara Chambers, 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands

Tel: + 1-284 2810, 284-3810, Fax: +1-284-494-4957, 284-494-7040 Email: mail@mctodman.com Web: www.mctodman.com

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c. any Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) entered into between the Company and one or more warrant agents in a form filed as an exhibit to a prospectus supplement to the Statement or incorporated by reference therein, and one or more resolutions of the Board;

d. any Rights will be issued pursuant to one or more rights agent agreements (each, a “Rights Agreement”) entered into between the Company and one or more rights agents in a form filed as an exhibit to a prospectus supplement to the Statement or incorporated by reference therein, and one or more resolutions of the Board; and

e. any Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) to be entered into by the Company and one or more unit agents in a form filed as an exhibit to a prospectus supplement to the Statement or incorporated by reference therein, and one or more resolutions of the Board.

OPINION

The foregoing opinion is limited to the law of the British Virgin Islands.

1.	The Company is a company duly incorporated under the Business Companies Act, 2004 of the British Virgin Islands (the “Act”) and validly exists as a BVI business company limited by shares in the British Virgin Islands.

2.	The Company is authorised to issue 230,000,000 shares of one class with a par value of US$0.01 each.

3.	The Conversion Shares have been duly authorised by all necessary corporate action of the Company and upon conversion of the Notes and issue of the Conversion Shares (by the entry of the name of the registered owner thereof in the Register of Members confirming that such Conversion Shares have been issued credited as fully paid), delivery and payment therefor by the purchaser in accordance with the Memorandum & Articles and in the manner contemplated by the Notes and Securities Purchase Agreement, the Conversion Shares will have been validly issued, fully paid and non-assessable. As a matter of British Virgin Islands law, a share is only issued when it has been entered in the register of members (shareholders).

4.	The Third Tranche Warrant Shares have been duly authorised by all necessary corporate action of the Company and upon exercise of the Third Tranche Warrants and issue of the Third Tranche Warrant Shares (by the entry of the name of the registered owner thereof in the Register of Members confirming that such Third Tranche Warrant Shares have been issued credited as fully paid), delivery and payment therefor by the purchaser in accordance with the Memorandum & Articles and in the manner contemplated by the Third Tranche Warrant and Securities Purchase Agreement, the Third Tranche Warrant Shares will have been validly issued, fully paid and non-assessable.

McNamara Chambers, 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands

Tel: + 1-284 2810, 284-3810, Fax: +1-284-494-4957, 284-494-7040 Email: mail@mctodman.com Web: www.mctodman.com

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5.	The issue and allotment of the Commitment Shares have been duly authorised, legally issued and allotted, fully paid and non-assessable.

6.	The execution, delivery and performance of the Notes, the Third Tranche Warrants and Securities Purchase Agreement have been authorised by and on behalf of the Company and the Notes, the Third Tranche Warrants and Securities Purchase Agreement have been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

7.	The execution and delivery of the Registration Statement by the Company and the performance of its obligations thereunder is within the corporate capacity and power of the Company and has been duly authorised and approved by all necessary corporate action of the Company.

8.	The Common Shares and the Preferred Shares to be offered and sold by the Company as contemplated by the Registration Statement when issued by the Company against payment in full, of the consideration, in accordance with the terms set out in the Registration Statement and duly registered in the Company’s register of members, such Common Shares and Preferred Shares will be validly issued, fully paid and non-assessable.

9.	When (a) the applicable Debt Securities have been duly authorised by the Company; (b) the final terms of the Debt Securities have been duly established and approved by the appropriate Board resolutions; and (c) the applicable Debt Securities have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Indentures and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board resolutions or other corporate proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms

10.	When (a) the applicable Warrants have been duly authorised by the Company; (b) the final terms of the Warrants have been duly established and approved by the appropriate Board resolutions; and (c) the applicable Warrants have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board resolutions or other corporate proceedings, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

McNamara Chambers, 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands

Tel: + 1-284 2810, 284-3810, Fax: +1-284-494-4957, 284-494-7040 Email: mail@mctodman.com Web: www.mctodman.com

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11.	When (a) the applicable Rights have been duly authorised by the Company; (b) the final terms of the Rights have been duly established and approved by the appropriate Board resolutions; and (c) the applicable Rights have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board resolutions or other corporate proceedings, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

12.	When (a) the applicable Units have been duly authorised by the Company; (b) the final terms of the Units have been duly established and approved by the appropriate Board resolutions; and (c) the applicable Units have been duly executed by the Company and countersigned or authenticated in accordance with the applicable Units Agreement and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments and/or supplement thereto) and any prospectus supplements relating thereto, and as contemplated by the applicable Board resolutions or other corporate proceedings, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is rendered only for your benefit and the benefit of your legal counsel in connection with the transactions contemplated by the Transaction Document. It may not be disclosed to or relied on by any other party for any other purpose.

Yours faithfully,

/s/ McW Todman & Co
McW Todman & Co

McNamara Chambers, 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands

Tel: + 1-284 2810, 284-3810, Fax: +1-284-494-4957, 284-494-7040 Email: mail@mctodman.com Web: www.mctodman.com

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